Exhibit 5.1

EpicQuest Education Group International Limited Vistra Corporate Services Centre Wickhams Cay II, Road Town Tortola, VG1110 British Virgin Islands	D +852 3656 6054/ +852 3656 6061
E nathan.powell@ogier.com/ florence.chan@ogier.com

Reference: FYC/AGC/178334.00002

30 October 2025

Dear Sirs

EpicQuest Education Group International Limited (the Company) (Company no. 1963796)

We have acted as British Virgin Islands counsel to the Company in connection with the Company's registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on or about the date hereof.

The Registration Statement relates to, among other things, the resale by certain shareholders of the Company (the Selling Shareholders) from time to time, of up to 18,253,425 ordinary shares of US$0.0016 par value each of the Company, comprising of

(i)	4,500,000 ordinary shares of US$0.0016 par value each of the Company issued and outstanding (the Resale Shares);

(ii)	13,500,000 ordinary shares of US$0.0016 par value each of the Company issuable upon the exercise of warrants of the Company (the May Warrant Shares) to purchase the ordinary shares of the Company, which were issued in a private placement offering pursuant to a securities purchase agreement dated 22 May 2025 entered into by and among the Company and the Selling Shareholders (the Securities Purchase Agreement); and

(iii)	253,425 ordinary shares of US$0.0016 par value each of the Company issuable upon the exercise of warrants of the Company (the August Placement Warrant Shares, and together with the May Warrant Shares, the Warrant Shares) to purchase the ordinary shares of the Company which were issued to the designees of FT Global Capital, Inc. (FT Global) pursuant to a placement agency agreement dated 25 August 2025 entered into by and among the Company and FT Global (the Placement Agency Agreement).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li Yuki Yan David Lin Alan Wong Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands (the Registrar) on 22 May 2025 (the Company Registry Records), including, without limitation:

(i)	a copy of the certificate of incorporation of the Company dated 13 December 2017 and a certificate of change of name of the Company dated 26 July 2022; and

(ii)	a copy of the amended memorandum and articles of association of the Company adopted on 6 September 2025 and registered with the Registrar on 22 September 2025 (the Memorandum and Articles).

(b)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 22 May 2025, and updated on 19 June 2025, 26 August 2025 and 27 October 2025 (the Court Records, and together the Company Registry Records, the Public Records);

(c)	a certificate of incumbency in respect of the Company dated 28 October 2025 (the Certificate of Incumbency) issued by the registered agent of the Company;

(d)	the listed register of members of the Company maintained by VStock Transfer, LLC as at 11 September 2025 (the Register of Members);

(e)	a copy of the written resolutions of all of the directors of the Company dated 21 May 2025;

(f)	a copy of the written resolutions of the directors of the Company dated 24 August 2025, approving, among other things, the issuance of the August Placement Warrants

(together with item (e) above, the Board Resolutions);

(g)	a copy of the Securities Purchase Agreement;

(h)	a copy of the ordinary share purchase warrants issued by the Company to He Biao dated 27 May 2025;

(i)	a copy of the ordinary share purchase warrants issued by the Company to Li Wenjun dated 27 May 2025;

(j)	a copy of the ordinary share purchase warrants issued by the Company to Liu Jiaxi dated 27 May 2025;

(k)	a copy of the ordinary share purchase warrants issued by the Company to Liu Yi dated 27 May 2025;

(l)	a copy of the ordinary share purchase warrants issued by the Company to Song Limin dated 27 May 2025;

(m)	a copy of the ordinary share purchase warrants issued by the Company to Wang Yuangang dated 27 May 2025;

(n)	a copy of the ordinary share purchase warrants issued by the Company to Zhao Xue Yang dated 27 May 2025 (together with items (h) to (m) above, the May Warrants);

(o)	a copy of the Placement Agency Agreement;

(p)	a copy of the warrant to purchase 100,000 ordinary shares of the Company issued by the Company to F. Alec Orudjev dated 26 August 2025;

(q)	a copy of the warrant to purchase 153,425 ordinary shares of the Company issued by the Company to Jian Ke dated 26 August 2025 (together with item (p) above, the August Placement Warrants, and together with the May Warrants, the Warrants); and

(r)	the Registration Statement.

(the May Warrants, the August Placement Warrants, the Placement Agency Agreement and the Securities Purchase Agreement are collectively herein referred to as the Transaction Documents);

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Certificate of Incumbency, Good Standing Certificate and the Register of Members is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated therein which has not been properly disclosed in the Board Resolutions;

(h)	neither the directors and shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(i)	the issuance of the Warrant Shares will not exceed the Company's maximum number of shares authorised for issuance at the time of issuance on the exercise of any Warrants and upon issuance of the Warrant Shares, the Company has received/will receive (as applicable) consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(j)	the Company will issue the Warrant Shares in furtherance of its objects as set out in its Memorandum and only upon the due exercise of the Warrants in accordance with the applicable terms of the Warrant;

(k)	the form and terms of any and all Warrant Shares, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and Articles nor any applicable law, regulation, order or decree in the British Virgin Islands;

(l)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for the Resale Shares or Warrant Shares and none of the Resale Shares or Warrant Shares have been offered or issued to residents of the British Virgin Islands;

(m)	all necessary corporate action will be taken to authorize and approve any issuance of Warrant Shares and the terms of the issuance of such Warrant Shares thereof and any other related matters and that the applicable definitive purchase, underwriting or similar agreement has been or will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(n)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Warrant Shares, and the due execution and delivery thereof by each party thereto;

(o)	the obligations expressed to be assumed by the Company and all other parties in each Document constitutes legal, valid, binding and enforceable obligations of such parties under all applicable laws;

(p)	the Company is, and after the allotment (where applicable) and issuance of the Warrant Shares remains solvent;

(q)	the information and each of the documents disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the British Virgin Islands to be delivered for registration, which was not included and available for inspection in the Public Records; and

(r)	there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Valid Issuance of the Resale Shares and Warrant Shares

(a)	The Resale Shares issued by the Company to Selling Shareholder and being proposed for resale by Selling Shareholder as contemplated by the Registration Statement have been duly authorised for issuance and were validly issued, fully paid and non-assessable, except that the Resale Shares shall be subject to the restrictions as provided in the relevant Transaction Documents.

(b)	The Warrant Shares to be issued pursuant to the Warrants and the Transaction Documents have been duly authorised for issuance, and when:

(i)	issued by the Company upon due exercise of the Warrants in accordance with the Transaction Documents, the Registration Statement, the provisions of the memorandum and articles of association of the Company then in effect and the Board Resolutions and once consideration as stated in the Documents, which shall not be less than the par value per Warrant Share, is paid; and

(ii)	such issuance of Warrant Shares have been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable under British Virgin Islands law.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee remains unpaid from the due date, the Company will be liable to be struck off the Register of Companies.

4.3	The Public Records and our searches thereof may not reveal the following:

(a)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)	while it is a requirement under Section 118 of the Insolvency Act 2003 that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific British Virgin Islands legislation is a reference to that legislation as amended to the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion may be used only in connection with the offer and sale of the Resale Shares by the Selling Sharehodlers while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier